Exhibit 4.1(e)

SEVENTEENTH SUPPLEMENTAL AND AMENDATORY INDENTURE
(to that certain Indenture dated as of January 1, 1998)
Dated as of February 1, 2008
Relating to the Basin Electric Power Cooperative
First Mortgage Obligations, 2008 Series A Note No. 1, due June 10, 2030
First Mortgage Obligations, 2008 Series A Note No. 2, due May 1, 2032
First Mortgage Obligations, 2008 Series A Note No. 3, due May 1, 2032
and
First Mortgage Obligations, 2008 Series A Note No. 4, due May 1, 2032
Authorized by this Seventeenth Supplemental and Amendatory Indenture
BASIN ELECTRIC POWER COOPERATIVE
(TAXPAYER IDENTIFICATION NO. 45-0277395)
to
U.S. BANK NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THIS SEVENTEENTH SUPPLEMENTAL AND AMENDATORY INDENTURE, TOGETHER WITH THAT CERTAIN INDENTURE DATED AS OF JANUARY 1, 1998, AS HERETOFORE SUPPLEMENTED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE BORROWER. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

TABLE OF CONTENTS

SECTION	HEADING	PAGE

EXHIBIT A	—	Indenture Filing Information

EXHIBIT B	—	Property Additions

EXHIBIT C-1	—	Form of 2008 Series A1 Notes

EXHIBIT C-2	—	Form of 2008 Series A2 Notes

EXHIBIT C-3	—	Form of 2008 Series A3 Notes

EXHIBIT C-4	—	Form of 2008 Series A4 Notes
-i-

EXHIBIT D	—	Form of Trustee’s Authentication
-ii-

THIS SEVENTEENTH SUPPLEMENTAL AND AMENDATORY INDENTURE, dated as of February 1, 2008 (this “Seventeenth Supplemental and Amendatory Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is Mail Stop EP-MN-WS3C, 60 Livingston Avenue, St. Paul, Minnesota 55107, and shall supplement that certain Indenture dated as of January 1, 1998 between the Company and the Trustee, as heretofore supplemented;
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1998 (as previously supplemented and as supplemented hereby hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations (capitalized terms used herein shall have the meanings ascribed to them in the Original Indenture and as provided in Section 1.1 hereof) by the Trustee from time to time under the Original Indenture, which Original Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Board of Directors of the Company has established new series of Additional Obligations to be designated as the Basin Electric Power Cooperative (i) First Mortgage Obligations, 2008 Series A Notes No. 1, due June 10, 2030 (the “2008 Series A1 Notes”) in the original principal amount of $50,000,000, (ii) First Mortgage Obligations, 2008 Series A Notes No. 2, due May 1, 2032 (the “2008 Series A2 Notes”) in the original principal amount of $50,000,000, (iii) First Mortgage Obligations, 2008 Series A Notes No. 3, due May 1, 2032 (the “2008 Series A3 Notes”) in the original principal amount of $50,000,000 and (iv) First Mortgage Obligations, 2008 Series A Notes No. 4, due May 1, 2032 (the “2008 Series A4 Notes,” and together with the 2008 Series A1 Notes, the 2008 Series A2 Notes and the 2008 Series A3 Notes are collectively, the “2008 Series A Notes”) in the original principal amount of $50,000,000; such 2008 Series A Notes being issued to the parties set forth in Schedule A of the 2008 Series A Note Purchase Agreement described below (and their successor or assigns of the 2008 Series A Notes, each individually, the “Lender” or collectively, the “Lenders”) to secure the Company’s obligations under the 2008 Series A Note Purchase Agreement dated as of March 12, 2008 between the Company and the Lenders in the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;
WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend Section 8.1 A of the Original Indenture to shorten the grace period for a default in the payment of interest on any Obligation from forty-five (45) days to five (5) days;
WHEREAS, the Company desires to execute and deliver this Seventeenth Supplemental and Amendatory Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) providing for the creation and designation of the 2008 Series A Notes as

Additional Obligations and specifying the form and provisions of the 2008 Series A Notes and (ii) adding to the Events of Default for the benefit of holders of Obligations by amending Section 8.1 A of the Original Indenture to shorten the grace period for default in the payment of interest on any Obligation;
WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into supplemental indentures for the purposes and subject to the conditions set forth in said Section 12.1;
WHEREAS, this Seventeenth Supplemental and Amendatory Indenture is permitted pursuant to the provisions of Section 12.1 C and 12.1 G of the Original Indenture; and
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of and interest on the 2008 Series A Notes, to make the 2008 Series A Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Original Indenture a valid and binding lien for the security of the 2008 Series A Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Seventeenth Supplemental and Amendatory Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS SEVENTEENTH SUPPLEMENTAL AND AMENDATORY INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the 2008 Series A Notes, to confirm the lien of the Original Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the 2008 Series A Notes are secured, to amend the provisions of Section 8.1A of the Original Indenture and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture (the descriptions of the real property included in such Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Original Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Original Indenture, as amended by this Seventeenth Supplemental and Amendatory Indenture,

the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” in the Original Indenture (other than the property described in Exhibit B to the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Original Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Original Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Original Indenture, subject to the lien of the Original Indenture any Excepted Property (other than the property described on Exhibit B thereto) or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Seventeenth Supplemental and Amendatory Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired any duly recorded or perfected (a) prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.
BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original

Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Original Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Original Indenture shall be canceled and surrendered.
AND IT IS HEREBY COVENANTED AND DECLARED that Section 8.1A of the Original Indenture is to be amended and the 2008 Series A Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Obligations, as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. All words and phrases defined in Article I of the Original Indenture shall have the same meaning in this Seventeenth Supplemental and Amendatory Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article or unless the context clearly requires otherwise. In addition, the following terms have the following meaning in this Seventeenth Supplemental and Amendatory Indenture unless the context clearly requires otherwise.
“Adjusted LIBOR Rate” shall mean, for any Interest Period, LIBOR plus 160 basis points.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Bismarck, North Dakota are required or authorized to be closed.
“Closing Date” means March 12, 2008.
“Default Rate” means with respect to the 2008 Series A Notes, that rate of interest that is 2.00% per annum plus the Adjusted LIBOR Rate.
“Interest Payment Date” means (i) every fourth Wednesday commencing on April 9, 2008, for the 2008 Series A1 Notes,) (ii) every fourth Monday commencing on March 24, 2008, for the 2008 Series A2 Notes, (iii) every fourth Friday commencing on March 28, 2008, for the 2008 Series A3 Notes, and (iv) every fourth Friday commencing on April 4, 2008, for the 2008 Series A4 Notes.

“Interest Period” shall mean each period commencing on the Closing Date and, thereafter, commencing on an Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.
“Lender” or “Lenders” are defined in the Recitals.
“LIBOR” shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one month period which appears on the Bloomberg “BBAM Screen” published by the British Bankers Association or any successor page or source thereto, effective as of 11:00 a.m. (London, England time) one (1) Business Day prior to the beginning of such Interest Period and as determined by the Company’s swap counterparty so long as existing swap agreements are in existence and as determined by the Lenders thereafter, absent manifest error.
“LIBOR Breakage Amount” shall mean any loss, cost or expense reasonably incurred by any Holder of a 2008 Series A Notes as a result of any payment or prepayment of any 2008 Series A Notes on a day other than a regularly scheduled Interest Payment Date for such 2008 Series A Notes or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Each Holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its 2008 Series A Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two (2) Business Days prior to the date of such prepayment, such determination to be based on the assumption that each Holder has borrowed U.S. dollars in the London interbank market in an amount equal to the principal amount of such Holder’s Notes for a one month period ending on the next Interest Payment Date immediately following the prepayment. Each such determination shall be conclusive absent manifest error.
“Seventeenth Supplemental and Amendatory Indenture” means, the Seventeenth Supplemental and Amendatory Indenture dated as of February 1, 2008.
“2008 Series A1 Notes” are defined in the Recitals.
“2008 Series A2 Notes” are defined in the Recitals.
“2008 Series A3 Notes” are defined in the Recitals.
“2008 Series A4 Notes” are defined in the Recitals.
“2008 Series A Notes” are defined in the Recitals.
ARTICLE II
THE 2008 SERIES A NOTES AND CERTAIN PROVISIONS RELATING THERETO
Section 2.1.    Authorization and Terms of the 2008 Series A Notes. There shall be established (i) a series of Additional Obligations known as and entitled the “Basin Electric Power

Cooperative First Mortgage Obligations, 2008 Series A Notes No. 1,” (ii) a series of Additional Obligations known as and entitled the “Basin Electric Power Cooperative First Mortgage Obligations, 2008 Series A Notes No. 2,” (iii) a series of Additional Obligations known as and entitled the “Basin Electric Power Cooperative First Mortgage Obligations, 2008 Series A Notes No. 3” and (iv) a series of Additional Obligations known as and entitled the “Basin Electric Power Cooperative First Mortgage Obligations, 2008 Series A Notes No. 4.”
The aggregate principal amount of the 2008 Series A1 Notes which may be authenticated and delivered and Outstanding at any one time is limited to Fifty Million Dollars ($50,000,000); the aggregate principal amount of the 2008 Series A2 Notes which may be authenticated and delivered and Outstanding at any one time is limited to Fifty Million Dollars ($50,000,000); the aggregate principal amount of the 2008 Series A3 Notes which may be authenticated and delivered and Outstanding at any one time is limited to Fifty Million Dollars ($50,000,000); and the aggregate principal amount of the 2008 Series A4 Notes which may be authenticated and delivered and Outstanding at any one time is limited to Fifty Million Dollars ($50,000,000). The 2008 Series A Notes shall originally be registered in the name of Lenders, and shall be dated the date of authentication.
The 2008 Series A1 Notes, the 2008 Series A2 Notes, the 2008 Series A3 Notes and the 2008 Series A4 Notes shall bear interest as provided in the form of Notes attached hereto as Exhibits C-1, C-2, C-3 and C-4 respectively.
The principal of, premium, if any, and interest on the 2008 Series A Notes shall be payable to Lender in immediately available funds as described in such notes. Any payment of principal of or premium or interest on any 2008 Series A Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any 2008 Series A Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
In the event the Company fails to make any payment with respect to the 2008 Series A Notes when due, then such payment shall be due and payable on demand, and shall accrue interest from the date due until the date paid at the Default Rate.
Section 2.2.    Form of the 2008 Series A Notes. The 2008 Series A1 Notes, the 2008 Series A2 Notes, the 2008 Series A3 Notes and the 2008 Series A4 Notes shall each be a promissory note substantially in the form of Exhibits C-1, C-2, C-3 and C-4 hereto, and the Trustee’s authentication certificate to be executed on the 2008 Series A1 Notes, the 2008 Series A2 Notes, the 2008 Series A3 Notes and the 2008 Series A4 Notes shall be substantially in the form of Exhibit D attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.
Section 2.3.    Maturity. As provided therein, the entire unpaid principal balance of the 2008 Series A Notes shall be due and payable on the stated maturity date thereof.

Section 2.4.    Optional Prepayments. The Company may, at any time on or after March 12, 2018, at its option, upon notice as provided below, prepay all, or any part of, the 2008 Series A Notes, in an amount not less than 10% of the aggregate principal amount of the 2008 Series A Notes then outstanding in the case of a partial prepayment, at 101% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment and LIBOR Breakage Amount, if applicable (it being acknowledged that no LIBOR Breakage Amount shall be payable in the case of any prepayment of the 2008 Series A Notes on any Interest Payment Date occurring on or after March 12, 2018). The Company will give each Holder of 2008 Series A Notes written notice of each optional prepayment under this Section 2.4 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the 2008 Series A Notes to be prepaid on such date, the principal amount of each 2008 Series A Note held by such Holder to be prepaid (determined in accordance with Section 2.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.
Section 2.5.    Allocation of Partial Prepayments. In the case of each partial prepayment of the 2008 Series A Notes pursuant to Section 2.4, the principal amount of the 2008 Series A Notes to be prepaid shall be allocated among all of the 2008 Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 2.6.    Maturity; Surrender, Etc. In the case of each prepayment of 2008 Series A Notes pursuant to this Section 2, the principal amount of each 2008 Series A Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable LIBOR Breakage Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any 2008 Series A Notes paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no 2008 Series A Notes shall be issued in lieu of any prepaid principal amount of any 2008 Series A Notes.
Section 2.7.    Purchase of 2008 Series A Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding 2008 Series A Notes except (a) upon the payment or prepayment of the 2008 Series A Notes in accordance with the terms of this Original Indenture and the 2008 Series A Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the Holders of all 2008 Series A Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the Holders of more than 51% of the principal amount of the 2008 Series A Notes then outstanding accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of 2008 Series A Notes of such offer shall be extended by the number of days necessary to give each such remaining Holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all 2008 Series A Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of 2008 Series A Notes pursuant to any provision of the Original Indenture and no 2008 Series A Notes may be issued in substitution or exchange for any such 2008 Series A Notes.
Section 2.8.    Use of Proceeds. The Company shall use the proceeds of the loan evidenced by the 2008 Series A Notes for general corporate purposes.
Section 2.9.    Acceleration. Upon any 2008 Series A Notes becoming due and payable as the result of an Event of Default (as defined in the Indenture) under the Indenture, whether automatically or by declaration, such 2008 Series A Notes will forthwith mature and the entire unpaid principal amount of such 2008 Series A Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the LIBOR Breakage Amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
ARTICLE III
AMENDMENT OF SECTION 8.1 A
OF THE ORIGINAL INDENTURE
Section 3.1.    Amendment to Section 8.1 A. Section 8.1 A of the Original Indenture is hereby amended to read as follows:
“A. default in the payment of any interest upon any Obligation when such interest becomes due and payable, and continuance of such default for a period of five (5) days or such other period provided for in such Obligation or in the Supplemental and Amendatory Indenture under which such Obligation is issued; provided, however, that no payment by RUS pursuant to any guarantee by the United States of America, acting through the Administrator of RUS, or pursuant to any RUS insuring of, or by any other guarantor or insurer of, any Obligation shall be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay; or”
ARTICLE IV
MISCELLANEOUS
Section 4.1.    Supplemental and Amendatory Indenture. The Seventeenth Supplemental and Amendatory Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as hereby supplemented, modified, and amended, is hereby confirmed. Except to the extent inconsistent with the express terms of this Seventeenth Supplemental and Amendatory Indenture and the 2008 Series A Notes, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the 2008 Series A Notes to the same extent as if specifically set forth herein.
Section 4.2.    Recitals. All recitals in this Seventeenth Supplemental and Amendatory Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
Section 4.3.    Successors and Assigns. Whenever in this Seventeenth Supplemental and Amendatory Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventeenth Supplemental and Amendatory Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 4.4.    No Rights, Remedies, Etc. Nothing in this Seventeenth Supplemental and Amendatory Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventeenth Supplemental and Amendatory Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventeenth Supplemental and Amendatory Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 4.5.    Counterparts. This Seventeenth Supplemental and Amendatory Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 4.6.    Security Agreement; Mailing Address. To the extent permitted by applicable law, this Seventeenth Supplemental and Amendatory Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code. The mailing address of the Company,
as debtor is:    Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party is:
U.S. Bank National Association
Corporate Trust Services
Mail Stop EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107

Additionally, this Seventeenth Supplemental and Amendatory Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Original Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Supplemental and Amendatory Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By:	/s/ Ronald R, Harper
	Name:	Ronald R. Harper
	Title:	Chief Executive Officer & General Manager
(SEAL)

Attest:	/s/ Claire M. Olson
Name: Claire M. Olson
Title: Assistant Secretary

STATE OF BURLEIGH	)
) SS
COUNTY OF NORTH DAKOTA	)
THE FOREGOING instrument was acknowledged before me, a notary public for the above-referenced county and state, this 6th day of March, 2008, by Ronald R. Harper, Chief Executive Officer and General Manager of Basin Electric Power Cooperative, a corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Mark D. Foss
Name: Mark D. Foss
Notary Public
My commission expires: March 1, 2009
(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

STATE OF MINNESOTA	)
) SS
COUNTY OF RAMSEY	)
THE FOREGOING instrument was acknowledged before me this 7th day of March, 2008, by Richard Prokosch, Vice President of U.S. Bank National Association, a national banking association, for and on behalf of said association.
WITNESS my hand and official seal.

/s/ Denise R. Landeen
Name: Denise Landeen
Notary Public
My commission expires: January 31, 2012
(Notarial Seal)

[INDENTURE FILING INFORMATION]
EXHIBITS WERE ATTACHED BY COMPANY PRIOR TO FILING BECAUSE THEY VARY BY JURISDICTION
EXHIBIT A
(to Seventeenth Supplemental Indenture)

[PROPERTY ADDITIONS]
EXHIBITS WERE ATTACHED BY COMPANY PRIOR TO FILING BECAUSE THEY VARY BY JURISDICTION
EXHIBIT B
(to Seventeenth Supplemental Indenture)

[FORM OF 2008 SERIES A1 NOTES]
THIS FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTE NO. 1 HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTES NO. 1 DUE JUNE 10, 2030
No. R1-[_____]    [Date]
$[_____]    PPN [__________]
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on June 10, 2030, with interest (computed on the basis of actual days elapsed and a 360-day year) (a) on the unpaid balance hereof at a rate per annum for each Interest Period equal to the Adjusted LIBOR Rate (as such terms, Interest Period and Adjusted LIBOR Rate, are defined in the Seventeenth Supplement referred to below) from the date hereof, payable on every fourth Wednesday in each year, commencing April 9, 2008, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount (as defined in the Seventeenth Supplement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. in Bismarck, North Dakota or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the 2008 Series A Note Purchase Agreement (defined below).
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Seventeenth Supplemental and Amendatory Indenture dated as of February 1, 2008 (as from time to time amended, the “Seventeenth Supplement”), between the Company and the Trustee named therein which amends and supplements the Indenture dated as of January 1, 1998 (as amended and supplemented from time to time, the “Original Indenture”) and is entitled to the benefits thereof and the 2008 Series A Note Purchase Agreement dated as of March 12, 2008 between the Company and the purchasers listed in Schedule A thereto (the “2008 Series A Note
EXHIBIT C-1
(to Seventeenth Supplemental Indenture)

Purchase Agreement”). Each Holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 16 of the 2008 Series A Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the 2008 Series A Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Seventeenth Supplement.
This Note is a registered Note and, as provided in the Original Indenture, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in Seventeenth Supplement, but not otherwise.
If an Event of Default under the Original Indenture occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Original Indenture.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BASIN ELECTRIC POWER COOPERATIVE

By
Name:
Its:
C-1-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Original Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
C-1-3

[FORM OF 2008 SERIES A2 NOTES]
THIS FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTE NO. 2 HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTES NO. 2 DUE MAY 1, 2032
No. R2-[_____]    [Date]
$[_____]    PPN [__________]
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota hereby promises to pay to [__________], or registered assigns, the principal sum of [_______________] DOLLARS (or so much thereof as shall not have been prepaid) on May 1, 2032, with interest (computed on the basis of actual days elapsed and a 360-day year) (a) on the unpaid balance hereof at a rate per annum for each Interest Period equal to the Adjusted LIBOR Rate (as such terms, Interest Period and Adjusted LIBOR Rate are defined in the Seventeenth Supplement referred to below) from the date hereof, payable on every fourth Monday in each year, commencing March 24, 2008, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount (as defined in the Seventeenth Supplement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. in Bismarck, North Dakota or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the 2008 Series A Note Purchase Agreement (defined below).
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Seventeenth Supplemental and Amendatory Indenture dated as of February 1, 2008 (as from time to time amended, the “Seventeenth, Supplement”), between the Company and the Trustee named therein which amends and supplements the Indenture dated as of January 1, 1998 (as amended and supplemented from time to time, the “Original Indenture”) and is entitled to the benefits thereof and the 2008 Series A Note Purchase Agreement dated as of March 12, 2008 between the Company and the purchasers listed in Schedule A thereto (the “2008 Series A Note
EXHIBIT C-2
(to Seventeenth Supplemental Indenture)

Purchase Agreement”). Each Holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 16 of the 2008 Series A Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the 2008 Series A Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Seventeenth Supplement.
This Note is a registered Note and, as provided in the Original Indenture, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in Seventeenth Supplement, but not otherwise.
If an Event of Default under the Original Indenture occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Original Indenture.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BASIN ELECTRIC POWER COOPERATIVE

By
Name:
Its:
C-2-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Original Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
C-2-3

[FORM OF 2008 SERIES A3 NOTES]
THIS FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTE NO. 3 HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTES NO. 3 DUE MAY 1, 2032
No. R3-[_____]    [Date]
$[_____]    PPN [__________]
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota hereby promises to pay to [__________], or registered assigns, the principal sum of [_______________] DOLLARS (or so much thereof as shall not have been prepaid) on May 1, 2032, with interest (computed on the basis of actual days elapsed and a 360-day year) (a) on the unpaid balance hereof at a rate per annum for each Interest Period equal to the Adjusted LIBOR Rate (as such terms, Interest Period and Adjusted LIBOR Rate are defined in the Seventeenth Supplement referred to below) from the date hereof, payable on every fourth Friday in each year, commencing March 28, 2008, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount (as defined in the Seventeenth Supplement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. in Bismarck, North Dakota or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the 2008 Series A Note Purchase Agreement (defined below).
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Seventeenth Supplemental and Amendatory Indenture dated as of February 1, 2008 (as from time to time amended, the “Seventeenth Supplement”), between the Company and the Trustee named therein which amends and supplements the Indenture dated as of January 1, 1998 (as amended and supplemented from time to time, the “Original Indenture”) and is entitled to the benefits thereof and the 2008 Series A Note Purchase Agreement dated as of March 12, 2008 between the Company and the purchasers listed in Schedule A thereto (the “2008 Series A Note Purchase Agreement”). Each Holder of this Note will be deemed, by its acceptance hereof, to
EXHIBIT C-3
(to Seventeenth Supplemental Indenture)

have (i) agreed to the confidentiality provisions set forth in Section 16 of the 2008 Series A Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the 2008 Series A Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Seventeenth Supplement.
This Note is a registered Note and, as provided in the Original Indenture, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in Seventeenth Supplement, but not otherwise.
If an Event of Default under the Original Indenture occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Original Indenture.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BASIN ELECTRIC POWER COOPERATIVE

By
Name:
Its:
C-3-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Original Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
C-3-3

[FORM OF 2008 SERIES A4 NOTES]
THIS FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTE NO. 4 HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2008 SERIES A NOTES NO. 4 DUE MAY 1, 2032
No. R4-[_____]    [Date]
$[_____]    PPN [__________]
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota hereby promises to pay to [__________], or registered assigns, the principal sum of [_______________] DOLLARS (or so much thereof as shall not have been prepaid) on May 1, 2032 with interest (computed on the basis of actual days elapsed and a 360-day year) (a) on the unpaid balance hereof at a rate per annum for each Interest Period equal to the Adjusted LIBOR Rate (as such terms, Interest Period and Adjusted LIBOR Rate are defined in the Seventeenth Supplement referred to below) from the date hereof, payable on every fourth Friday in each year, commencing April 4, 2008, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount (as defined in the Seventeenth Supplement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. in Bismarck, North Dakota or at such other place as the Company shall have designated by written notice to the Holder of this. Note as provided in the 2008 Series A Note Purchase Agreement (defined below).
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Seventeenth Supplemental and Amendatory Indenture dated as of February 1, 2008 (as from time to time amended, the “Seventeenth Supplement”), between the Company and the Trustee named therein which amends and supplements the Indenture dated as of January 1, 1998 (as amended and supplemented from time to time, the “Original Indenture”) and is entitled to the benefits thereof and the 2008 Series A Note Purchase Agreement dated as of March 12, 2008 between the Company and the purchasers listed in Schedule A thereto (the “2008 Series A Note Purchase Agreement”). Each Holder of this Note will be deemed, by its acceptance hereof, to
EXHIBIT C-4
(to Seventeenth Supplemental Indenture)

have (i) agreed to the confidentiality provisions set forth in Section 16 of the 2008 Series A Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the 2008 Series A Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Seventeenth Supplement.
This Note is a registered Note and, as provided in the Original Indenture, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in Seventeenth Supplement, but not otherwise.
If an Event of Default under the Original Indenture occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Original Indenture.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BASIN ELECTRIC POWER COOPERATIVE

By
Name:
Its:
C-4-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Original Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
C-4-3

FORM OF ______________ NOTE
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Original Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
EXHIBIT D
(to Seventeenth Supplemental Indenture)